Exhibit 10.69

AMENDMENT NO. 4 AND WAIVER

TO

LOAN AGREEMENT

AMENDMENT NO. 4 AND WAIVER TO LOAN AGREEMENT, dated as of August 18, 2010 (this “Agreement”), among MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation (“U.S. Borrower”), MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD., a Singapore corporation (“Singapore Borrower”, and together with U.S. Borrower, collectively, “Borrowers”), the various Subsidiaries (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) of the Borrowers that are parties hereto, the various financial institutions that are parties hereto (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Loan and Security Agreement, dated as of February 12, 2009, as amended (the “Existing Loan Agreement”), and the other Loan Documents; and

WHEREAS, in violation of Section 10.2.3(a)(iii) of the Credit Agreement the U.S. Borrower has repurchased its Equity Interests in an amount that is in excess of the caps provided for therein, and the foregoing resulted in an Event of Default under Section 11.1(c) of the Credit Agreement (the “Subject Event of Default”); and

WHEREAS, the Borrowers have requested that, as of the Effective Date, the Existing Loan Agreement be amended as herein provided and the Subject Event of Default be waived; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments and grant such waiver;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Agent”: defined in the preamble.

“Agreement”: is defined in the preamble.

“Amended Loan Agreement”: the Existing Loan Agreement as amended by this Agreement as of the Effective Date.

“Borrowers”: defined in the preamble.

“Effective Date”: defined in Section 6.1.

“Existing Loan Agreement”: defined in the first recital.

“Lenders”: defined in the preamble.

“Singapore Borrower”: defined in the preamble.

“Subject Event of Default”: defined in the second recital.

“U.S. Borrower”: defined in the preamble.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Loan Agreement.

ARTICLE II

AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Loan Agreement is amended as follows:

SECTION 2.1. Amendments to Section 10.2.3. Section 10.2.3 of the Existing Loan Agreement is amended in the entirety as follows:

“10.2.3. Distributions; Upstream Payments. (a) Declare or make any Distributions, except (i) Upstream Payments; (ii) U.S. Borrower may make Distributions if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the Aggregate Availability after giving effect to any such Distribution is not less than 20% of the Revolver Commitments, (C) the Fixed Charge Coverage Ratio after giving effect to any such Distribution is, at any time on or before March 31, 2009, at least 0.90 to 1.0 or, at any time thereafter, not less than 1.0 to 1.0, and (D) the aggregate amount of such Distributions (x) made at any one time or as part of a series of related Distributions shall not exceed $5,000,000 in the aggregate or (y) since the Closing Date shall not exceed $10,000,000 in the aggregate; and (iii) U.S. Borrower may purchase its Equity Interests from its shareholders, if: (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Adjusted Cash Liquidity prior to any such repurchase is not less than $20,000,000, (C) the Adjusted Fixed Charge Coverage Ratio after giving effect to any such repurchase is not less than 0.60 to 1.0, and (D) the aggregate amount of all such repurchases since the Closing Date does not exceed $52,000,000; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.16.”

ARTICLE III

WAIVER

Effective on (and subject to the occurrence of) the Effective Date, the Subject Event of Default is waived.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II and the waiver provided for in Article III, each Borrower hereby (a) represents and warrants that (i) each of the representations and warranties of the Obligors contained in the Loan Agreement and in the other Loan Documents (other than the representation and warranty set forth in Section in 9.1.18 with respect to the Subject Event of Default) is true and correct as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date) and (ii) no Default or Event of Default (other than the Subject Event of Default) has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, each Borrower hereby (i) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to the Agent and the Lenders in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all the Collateral thereto in favor of the Agent and each Lender continues unimpaired and in full force and effect, and (ii) waives all defenses, claims, counterclaims, rights of recoupment or set-off against any of its Obligations.

ARTICLE V

ACKNOWLEDGMENT OF SUBSIDIARIES

By executing this Agreement, each Subsidiary of a Borrower that is a party hereto hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Loan Agreement shall refer to the Loan Agreement after giving effect to this Agreement. Without limiting the foregoing, each such Subsidiary waives all defenses, claims, counterclaims, rights of recoupment or set-off with respect to any of such Subsidiary’s Obligations.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 6.1. Effective Date. This Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 6.1.1 Execution of Agreement. The Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of each Borrower, each of its Subsidiaries that are parties hereto, the Agent and all the Required Lenders.

SECTION 6.1.2 Representations and Warranties. The representations and warranties made by each Borrower pursuant to Article III as of the Effective Date shall be true and correct.

SECTION 6.2. Expiration. If the Effective Date has not occurred on or prior to August 31, 2010 the agreements of the parties contained in this Agreement shall, unless otherwise agreed by all the Lenders terminate immediately on such date and without further action.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 7.2. Loan Document Pursuant to Amended Loan Agreement. This Agreement is a Loan Document executed pursuant to the Amended Loan Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Loan Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 7.3. Limitation of Amendments and Waiver. The amendments set forth in Article II and the waiver set forth in Article III shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Loan Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of either Borrower or any other Obligor which would require the consent of any of the Lenders under the Existing Loan Agreement or any other Loan Document.

SECTION 7.4. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 7.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 7.6. Further Assurances. Each Borrower execute and deliver, and shall cause each other Obligor to execute and deliver, from time to time in favor of the Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 7.7. Costs and Expenses. Each Borrower agrees to pay all reasonable costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Agent) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 7.8. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS:

MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ Tom Liguori
Name: Tom Liguori
Title: Executive Vice President & CFO

MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.

By:	/s/ Reza Meshgin
Name: Reza Meshgin
Title: President

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Carlos Gil
Name: Carlos Gil
Title: Vice President

SUBSIDIARIES:

AURORA OPTICAL, INC.

By	/s/ Reza Meshgin
Name: Reza Meshgin
Title: President and Chief Executive Officer

M-FLEX CAYMAN ISLANDS, INC.

By	/s/ Reza Meshgin
Name: Reza Meshgin
Title: President and Chief Executive Officer

MFLEX UK LIMITED (F/K/A PELIKON LIMITED)

By	/s/ Reza Meshgin
Name: Reza Meshgin
Title: Executive Chairman